SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 4, 2004



                            ORDERPRO LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


        Nevada                           0-30857                  86-0982348
(State or other jurisdiction      (Commission File No.)         (IRS Employer
    of incorporation)                                        Identification No.)


                        7400 North Oracle Road, Suite 162
                              Tucson, Arizona 85704
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (520) 575-5745


                                       N/A
          (Former name or former address if changed since last report)

ITEM 8.01 OTHER EVENTS

     During the week of October 11, 2004 the operations of JBP Express were suspended due to the resignation of JBP's management and staff. JBP was acquired by the Company in October 2003 and during the nine months ended September 30, 2004 JBP accounted for approximately 79% of the Company's revenues. However, the operations of JBP were not profitable and in management's opinion JBP would require substantial capital to achieve profitable operations. Accordingly, the Company's directors voted to discontinue the operations of JBP as of November 4, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 21, 2005                ORDERPRO LOGISTICS, INC.


                                      By: /s/ Jeffrey Smuda
                                         -------------------------------
                                         Jeffrey Smuda, Chief Executive Officer